UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 4, 2007

JOMAR SPECIALTIES, INC.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-139008	59-2318378
(Commission File Number)	(IRS Employer Identification No.)

3129 Tyrone Blvd.

St. Petersburg, Florida 33710

 (Address of principal executive offices and zip code)

727-381-2658

 (Registrant’s telephone number including area code)

NOT APPLICABLE

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

G Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

G Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

G Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On August 8, 2007, the Registrant held a Special Meeting of the Board of Directors.  All directors were present.  Notice of the Meeting was waived with said waiver placed in the corporate minute book.  The meeting was called by the Chairman, Joseph P. Flad, Jr., to discuss a change is business strategy for the Company.

Mr. Flad, President and Chairman of the Board, requested that the full Board of Directors approve a change in the strategic direction of the company.  Mr. Flad stated that he believed the company had exhausted its current means of attracting outside investment bankers, private capital or venture capitalists.  To continue to protect and increase shareholder value, Mr. Flad believed that it would be to the advantage, welfare and best interests of the shareholders for the Company to consider alternative management strategies to generate funding for the Company, including such strategies as the sale of some of the Company’s older assets, acquisitions, roll-ups, strategic alliances, joint ventures, or mergers.  Company’s counsel proposed that the Company retain a securities firm to help in finding viable candidates for a merger, acquisition or other business combination with the sole purpose of bringing additional shareholder value to the Company.  After thorough discussion and upon motion duly made and seconded, the Board of Directors unanimously agreed to change the business strategy and to retain a securities firm to actively seek appropriate candidates for a merger, acquisition or other business combination that would increase shareholder value. On October 4, 2007, the Company retained Spartan Securities Group, Ltd.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOMAR SPECIALTIES, INC.

Dated: October 4, 2007	By:	/s/ JOSEPH P. FLAD, JR.
Name: Joseph P. Flad, Jr. Title: President and Chief Executive Officer

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